Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-222366) of Assembly Biosciences, Inc.,

(2)	Registration Statement (Form S-8 No. 333-173613) pertaining to the Ventrus Biosciences, Inc. 2007 Stock Incentive Plan and Ventrus Biosciences, Inc. 2010 Equity Incentive Plan of Ventrus Biosciences, Inc.,

(3)	Registration Statement (Form S-8 No. 333-182167) pertaining to the Ventrus Biosciences, Inc. 2010 Equity Incentive Plan of Ventrus Biosciences, Inc.,

(4)	Registration Statement (Form S-8 No. 333-198803) pertaining to the Assembly Biosciences, Inc. 2014 Stock Incentive Plan of Assembly Biosciences, Inc.,

(5)	Registration Statement (Form S-8 No. 333-213019) pertaining to the Assembly Biosciences, Inc. Amended and Restated 2014 Stock Incentive Plan of Assembly Biosciences, Inc.,

(6)	Registration Statement (Form S-8 No. 333-216902) pertaining to the Non-Qualified Stock Option Agreements dated May 16, 2014 of Assembly Biosciences, Inc.,

(7)	Registration Statement (Form S-8 No. 333-219919) pertaining to the Assembly Biosciences, Inc. 2017 Inducement Award Plan of Assembly Biosciences, Inc., and

(8)	Registration Statement (Form S-8 No. 333-226703) pertaining to the Assembly Biosciences, Inc. 2018 Stock Incentive Plan and Assembly Biosciences, Inc. 2018 Employee Stock Purchase Plan of Assembly Biosciences, Inc.

of our reports dated February 28, 2019, with respect to the consolidated financial statements of Assembly Biosciences, Inc. and the effectiveness of internal control over financial reporting of Assembly Biosciences, Inc. included in this Annual Report (Form 10-K) of Assembly Biosciences, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Redwood Shores, California
February 28, 2019